ROCKFORD MINERALS, INC.

A DEVELOPMENT STAGE ENTERPRISE

PRO-FORMA BALANCE SHEET

(UNAUDITED - PREPARED BY MANAGEMENT)

	Rockford	Tropic Spa	Pro-Forma
	Minerals, Inc.	Inc.	Adjustments			Pro-Forma
	April 30, 2013	February 28, 2013
	(Historical)	(Historical)
ASSETS
Current assets:
Cash	$450	$11,398	$-			$11,848
Subscription receivable	10	-	-			10
Amounts receivable	-	7,979	-			7,979
Inventory	-	143,381	-			143,381
Prepaid expenses	-	2,100	-			2,100
Total current assets	460	164,858	-			165,318
Equipment, net	-	105,475	-			105,475
Intangible assets, net	-	6,342,279	-			6,342,279
Total assets	$460	$6,612,612	$-			$6,613,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$38,951	$52,778	$-			$91,729
Unearned revenue	-	25,000	-			25,000
Total current liabilities	38,951	77,778	-			116,729

Stockholders’ equity:
Common stock	12,727	-	-	3	(b)	12,727
Authorized: 100,000,000 common shares, $0.001 par value
Issued and outstanding: 11,832,546 common shares
Common stock	-	8,156,201	(8,156,201)	3	(b)	-
Authorized: unlimited common shares, $nil par value
Issued and outstanding: 90,676,523 common shares

Additional paid-in capital	216,857	-	(216,857)	3	(b)	8,110,211
			8,156,201	3	(b)
			(12,727)	3	(b)
			(38,491)	3	(b)
			5,228	3	(b)

Deficit accumulated during the development stage	(268,075)	(1,621,367)	268,075	3	(b)	(1,621,367)
Noncontrolling interest	-	-	(5,228)	3	(b)	(5,228)
Total stockholders’ equity	(38,491)	6,534,834	-			6,496,343
Total liabilities and stockholders’ equity	$460	$6,612,612	$-			$6,613,072

See accompanying notes to these unaudited pro-forma financial statements.

ROCKFORD MINERALS, INC.

A DEVELOPMENT STAGE ENTERPRISE

PRO-FORMA STATEMENT OF OPERATIONS - THREE MONTHS ENDED APRIL 30, 2013

(UNAUDITED - PREPARED BY MANAGEMENT)

	Rockford	Tropic Spa	Pro-Forma
	Minerals, Inc.	Inc.	Adjustments	Pro-Forma
	(3 months ended	(3 months ended
	April 30, 2013)	February 28, 2013)
	(Historical)	(Historical)
Revenue:
Sales	$-	$2,226	$-	$2,226
Flyer distribution	-	6,250	-	6,250
Total revenue	-	8,476	-	8,476

Production costs:
Consulting fees – production	-	7,800	-	7,800
Depreciation	-	5,218	-	5,218
Materials and supplies	-	7,426	-	7,426
Total production costs	-	20,444	-	20,444
Gross loss	-	(11,968)	-	(11,968)

Operating expenses:
General and administration	12,611	83,068	-	95,679
Professional fees	3,180	29,817	-	32,997
Total operating expenses	15,791	112,885	-	128,676

Other expense:
Interest expense	(315)	-	-	(315)
Total other expense	(315)	-	-	(315)
Loss before income taxes	(16,106)	(124,853)	-	(140,959)
Income taxes	-	-	-	-

Net loss	$(16,106)	$(124,853)	$-	$(140,959)

Net loss per share – basic and diluted				$(0.002)

Weighted average number of shares outstanding – basic and diluted				90,676,523

See accompanying notes to these unaudited pro-forma financial statements.

ROCKFORD MINERALS, INC.

A DEVELOPMENT STAGE ENTERPRISE

PRO-FORMA STATEMENT OF OPERATIONS –YEAR ENDED OCTOBER 31, 2012

(UNAUDITED - PREPARED BY MANAGEMENT)

	Rockford	Tropic Spa	Pro-Forma
	Minerals, Inc.	Inc.	Adjustments	Pro-Forma
	(12 months ended	(12 months ended
	October 31, 2012)	August 31, 2012)
	(Historical)	(Historical)
Revenue:
Sales	$-	$12,887	$-	$12,887
Flyer distribution	-	12,500	-	12,500
Total revenue	-	25,387	-	25,387

Production costs:
Consulting fees – production	-	38,425	-	38,425
Depreciation	-	26,090	-	26,090
Materials and supplies	-	64,621	-	64,621
Total production costs	-	129,136	-	129,136
Gross loss	-	(103,749)	-	(103,749)

Operating expenses:
General and administration	25,556	426,979	-	452,535
Professional fees	40,099	56,308	-	96,407
Total operating expenses	65,655	483,287	-	548,942

Other expense:
Interest expense	(3,227)	-	-	(3,227)
Total other expense	(3,227)	-	-	(3,227)
Loss before income taxes	(68,882)	(587,036)	-	(655,918)
Income taxes	-	-	-	-

Net loss	$(68,882)	$(587,036)	$-	$(655,918)

Net loss per share – basic and diluted				$(0.012)

Weighted average number of shares outstanding				53,341,399

See accompanying notes to these unaudited pro-forma financial statements.

ROCKFORD MINERALS, INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE PRO-FORMA FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

(UNAUDITED – PREPARED BY MANAGEMENT)

1.	Basis of Presentation

On June 25, 2013, Rockford Minerals Inc. (“RMI”), its wholly-owned subsidiary 1896432 Ontario Inc. (“Subco”) and Tropic Spa Inc. (“TSI”) entered into a share exchange agreement (the “Exchange Agreement”) with certain of the shareholders of TSI (the “Selling Shareholders”) pursuant to which RMI acquired 78,030,877 common shares of TSI in exchange for the issuance of 78,030,877 preferred shares of Subco to the Selling Shareholders on a one-for-one basis. Each one preferred share of Subco is exchangeable into one share of the common stock of RMI at the option of the holder subject to the following restrictions:

●	the Selling Shareholders require the written consent of Subco to exchange, sell or otherwise dispose of, directly or indirectly, any of their preferred shares of Subco until the six month of the anniversary of the Closing Date;

●	within 30 days of that time, and provided TSI has generated at least $1,000,000 in gross revenue during the preceding six month period, Subco shall permit the Selling Shareholders to require Subco to redeem an aggregate of 1% of its then-outstanding preferred shares on a pro-rata basis; and

●	within 30 days of each six month anniversary of the Closing Date until June 30, 2015, on which date all restrictions on the preferred shares shall automatically expire unless extended by the Selling Shareholders, Subco shall grant the holders of its preferred shares a permission identical to the one above.

Upon completion of the Exchange Agreement, the sole officer and director of TSI became the sole officer and a director of RMI and RMI adopted the business plan of TSI. TSI was the accounting acquirer (legal acquiree) and RMI was the accounting acquiree (legal acquirer). Since at the completion of the Exchange Agreement RMI had minimal operations, the transaction was accounted for as a capital transaction.

The pro-forma balance sheet is presented as if the Exchange Agreement were executed on April 30, 2013 and the pro-forma statements of operations for the three months ended April 30, 2013 and year ended October 31, 2012 are presented as if the Exchange Agreement had occurred at the beginning of the earliest period presented.

The former shareholders and management of TSI will own approximately 87% of the total issued and outstanding common shares of RMI, resulting in a reverse takeover/capitalization under United States generally accepted accounting principles (“US GAAP”).

The pro-forma balance sheet has been derived from combining the unaudited balance sheets of RMI as at April 30, 2013 and TSI as at February 28, 2013 and gives effect to the Exchange Agreement and other relevant information. The pro-forma balance sheet has been prepared as if the share exchange had occurred on April 30, 2013 and the adjustments disclosed in Note 3 had occurred on the same date. In the opinion of management, the pro-forma balance sheet includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 3.

ROCKFORD MINERALS, INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE PRO-FORMA FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

(UNAUDITED – PREPARED BY MANAGEMENT)

The pro-forma statement of operations for the three month period ended April 30, 2013 has been derived from combining the unaudited statements of operations of RMI for the three months ended April 30, 2013 and TSI for the three months ended February 28, 2013 and gives effect to the Exchange Agreement and other relevant information. In the opinion of management, the pro-forma statement of operations for the three months ended April 30, 2013 includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 3.

The pro-forma statement of operations for the year ended October 31, 2012 has been derived from combining the audited statements of operations of RMI for the fiscal year ended October 31, 2012 and TSI for the fiscal year ended August 31, 2012, and gives effect to the Exchange Agreement and other relevant information. The pro-forma statement of operations for the year ended October 31, 2012 has been prepared as if the Exchange Agreement had occurred on November 1, 2011 and the adjustments disclosed in Note 3 had occurred on the same date. In the opinion of management, the pro-forma statement of operations for the year ended October 31, 2012 includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 3.

The pro-forma financial statements are not necessarily reflective of the financial position and results of operations that would have resulted if the events noted herein had occurred on the specified dates, but rather reflects the pro-forma presentation of specific transactions. Further, the pro-forma financial statements are not necessarily indicative of the financial position and results of operations that may exist in the future. The pro-forma statements should be read in conjunction with RMI’s and TSI’s unaudited and audited financial statements.

For the purposes of these pro-forma financial statements it has been assumed that, ultimately, 100% of the outstanding common shares of TSI (100,000,000) will be exchanged for common shares of RMI.

2.	Basis of Presentation

On June 25, 2013, RMI entered into the Exchange Agreement in connection with the acquisition of TSI by reverse merger. Pursuant to the Exchange Agreement, RMI acquired 78,030,877 common shares of TSI by Subco issuing 78,030,877 of its preferred shares to the Selling Shareholders. As a result of the share exchange, the former shareholders of TSI control approximately 87% of the issued and outstanding common shares of RMI. The Exchange Agreement is a reverse takeover and therefor has been accounted for under the acquisition method with TSI as the accounting acquirer and continuing entity for accounting and financial reporting purposes and RMI as the legal parent being the acquiree. The business is in the development stage and there is no active market to reliably determine fair value of the consideration other than the value of the identifiable assets acquired. Therefore, the purchase price allocation of the acquisition is based on the fair value of the net liabilities acquired which is charged to additional paid-in-capital (“APIC”).

The fair values of assets acquired and liabilities assumed are as follows:

$

Cash	450
Subscriptions receivable	10
Accounts payable and accrued liabilities	(38,951)
Net liabilities acquired	(38,491)

ROCKFORD MINERALS, INC.

A DEVELOPMENT STAGE ENTERPRISE

NOTES TO THE PRO-FORMA FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

(UNAUDITED – PREPARED BY MANAGEMENT)

3.	Pro-Forma Adjustments

The pro-forma statements give effect to the following transactions as if they had occurred at April 30, 2013:

(a)	RMI’s presentation currency is the United States dollar. For the purposes of these pro-forma financial statements, RMI’s balances have been converted to Canadian dollars.

(b)	In effecting the reverse takeover, the accounting acquirer (TSI) will be the continuing entity. Accordingly, the capital accounts of RMI will be eliminated, except where par value requirements will be maintained for share capital.

Effective with the completion of the Exchange Agreement, Subco issued 78,030,877 preferred shares to the Selling Shareholders and RMI acquired 78,030,877 issued and outstanding common shares of TSI. As a result of the exchange, the former shareholders of TSI control acquired preferred shares of Subco that are exchangeable into RMI common shares, collectively acquiring the right to control RMI. If fully exchanged, these shareholders would control approximately 86.42% of the issued and outstanding common stock of RMI. The acquisition is a reverse takeover and therefor has been accounted for using the acquisition method with TSI as the accounting acquirer and continuing entity for accounting and financial reporting purposes and RMI as the legal parent. Accordingly, the net liabilities ($38,491 – Note 2), are eliminated against the additional paid in capital account of TSI.

4.	Pro-Forma Common Stock and Additional Paid-in Capital

	Number of Common Shares	Common Stock ($)	Additional Paid-in Capital ($)	Noncontrolling Interest ($)	Total ($)
Issued shares and stated capital of RMI as at April 30, 2013	12,264,146	12,727	216,857	-	229,584
Elimination of stockholders’ equity after acquisition of TSI (3b)	-	(12,727)	(216,857)	-	(229,584)
	12,264,146	-	-	-	-
TSI’s capital accounts at acquisition	-	8,156,201	-	-	8,156,201
Par value adjustment (3b)	-	(8,143,474)	8,143,474	-	-
Shares exchanged to shareholders of TSI (2) for the Exchange Agreement	-	-	(38,491)	-	(38,491)
Allocation of noncontrolling interest	-	-	5,228	(5,228)	-
	12,264,146	12,727	8,110,211	(5,228)	8,117,710